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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated April 2, 1999
(except for Note 8, as to which the date is October   , 1999) with respect to
the financial statements of ZapMe! Corporation as of December 31, 1997 and 1998, and for the period June 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, in the Registration Statement (Form S-1), as amended, and the related Prospectus of ZapMe! Corporation for the registration of shares of its common stock.

Walnut Creek, California
October   , 1999

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    The foregoing consent is in the form that will be signed upon final computation of the number of common shares which may be received by holders of Series C and D preferred stock and computation of an additional dividend amount, if any, as described in Note 3 to the financial statements, the effect on pro forma weighted average shares as described in Note 1 to the financial statements, and approval of the certificate of incorporation in the state of Delaware as described in Note 8 to the financial statements.

                                                           /s/ ERNST & YOUNG LLP


Walnut Creek, California
October 14, 1999